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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

IMPERIAL PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

329 Main Street, Suite 801, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 867-1433

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01        Changes in Registrant’s Certifying Accountant.

Briscoe Burke & Grigsby LLP has notified the Registrant that it has resigned as auditor effective as of September 19, 2006 “due to the difficulty and expense in obtaining acceptable liability insurance”. Briscoe Burke & Grigsby LLP audited the Registrant’s financial records for the year ended July 31, 2005 and issued an unqualified opinion in connection with the audit. During each of the Registrant’s prior two fiscal years ending July 31, 2005 and July 31, 2004 and the subsequent interim period preceding the resignation of Briscoe Burke & Grigsby LLP, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report, as required by Item 304(a)(1)(iv) of Regulation S-K of the Securities Act of 1933, as amended.

Briscoe Burke & Grigsby LLP notified the Audit Committee in connection with its audit as of July 31, 2005, that a material weakness existed in the Company’s internal controls such that in its belief “the accounting personnel of the Company do not possess the necessary skills to achieve accurate financial reporting in accordance with U.S. generally accepted accounting principals nor the requirements of the Securities & Exchange Act of 1934, as amended, Rules 13a-14 and 15d-14.” Furthermore, Briscoe Burke & Grigsby LLP advised the Audit Committee that a reportable condition was also noted in the Company’s internal controls in regards to segregation of duties and that the Company should take steps to segregate duties in the accounting function to assist in alleviating these control deficiencies. The Company’s management accepted the comments and recommendations of Briscoe Burke & Grigsby LLP without dispute and the Audit Committee has subsequently authorized the Company to seek and retain third party bookkeeping services with respect to its accounting functions. The Company has retained those services in connection with its current audit.

None of the opinions issued by the prior auditors for the prior two fiscal years have been qualified, modified as to audit uncertainty, audit scope or accounting principles or have included any disclaimer of opinion. There have been no disagreements or disputes with the Registrant’s prior auditors in regard to accounting principles, accounting procedures or similarly significant items during the registrant’s prior two fiscal years or any interim periods.

By approval of the Registrant’s Board of Directors, Registrant has retained Weaver & Martin LLC on September 20, 2006 to replace Briscoe Burke & Grigsby LLP as the Registrant’s certified public accountants and to complete audits of the Registrant’s financial accounts and records for the fiscal year ending July 31, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

Exhibit 16.1	Resignation Letter

Exhibit 16.2	Acknowledgment Letter

Exhibit 16.3	Second Acknowledgment Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Petroleum, Inc.
(Registrant)

Date: October 16, 2006	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson, President